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                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Form S-8 No. 33-16124, Form S-8 No. 33-27064, Form S-8 No. 33-37985,
Form S-8 No. 33-50870, and Form S-8 No. 33-86586) of our report dated December 22, 1995, with respect to the consolidated financial statements and schedule of Smith Environmental Technologies Corporation for the seven months ended September 30, 1995 and for the years ended February 28, 1995 and 1994, included in its Transition Report on Form 10-K filed with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP


Philadelphia, Pennsylvania
December 22, 1995